Exhibit (24)

WACHOVIA PREFERRED FUNDING CORP.

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that the undersigned directors and officers of WACHOVIA PREFERRED FUNDING CORP. (the “Corporation”) hereby constitute and appoint Jeannine E. Zahn and Anthony R. Augliera, and each of them severally, the true and lawful agents and attorneys-in-fact of the undersigned with full power and authority in said agents and the attorneys-in-fact, and in any one of them, to sign for the undersigned and in their respective names as directors and officers of the Corporation, the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2012, to be filed with the Securities and Exchange Commission, and to sign any and all amendments to such Annual Report.

Signature	Capacity

/S/ MICHAEL J. LOUGHLIN Michael J. Loughlin	President, Chief Executive Officer and Director, Wachovia Preferred Funding Corp. (Principal Executive Officer)

/S/ TIMOTHY J. SLOAN Timothy J. Sloan	Senior Executive Vice President and Chief Financial Officer, Wachovia Preferred Funding Corp. (Principal Financial Officer)

/S/ RICHARD D. LEVY Richard D. Levy	Executive Vice President and Controller, Wachovia Preferred Funding Corp. (Principal Accounting Officer)

/S/ JAMES E. ALWARD James E. Alward	Director

/S/ HOWARD T. HOOVER Howard T. Hoover	Director

/S/ CHARLES F. JONES Charles F. Jones	Director

March 19, 2013

Minneapolis, Minnesota